UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 17, 2005

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2005, Plantronics, Inc. (“Plantronics” or the “Company”) entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), which amends the Credit Agreement dated July 31, 2003(the “Credit Agreement”). In the Credit Agreement, as amended by the First Amendment, Second Amendment, and Third Amendment to the Credit Agreement dated August 1, 2004, July 11, 2005, and August 11, 2005, respectively, the Bank extended credit to the Company in the form of a revolving credit facility in the amount of $100 million with a letter of credit sub-facility in the amount of $10 million to finance the operations of the Company and its Subsidiaries, including certain acquisitions, repurchases of stock, and capital expenditures, and for other general corporate purposes.

The Credit Agreement allows the Company to declare or pay cash dividends to its common stock shareholders or repurchase or redeem its common stock; provided that the aggregate amount of all such dividends declared or paid and common stock repurchased or redeemed (collectively, “Distributions”) in any four consecutive fiscal quarter period shall not exceed 50% of the amount of the cumulative consolidated net income of the Company and its Subsidiaries (net of cumulative losses) reported in the eight consecutive fiscal quarter period ending with the fiscal quarter immediately preceding the date as of which the applicable Distributions occurred.

The Fourth Amendment increases the amount allowed for aggregate Distributions in any four consecutive fiscal quarter period during the Company’s fiscal years ending April 1, 2006 and March 31, 2007 from 50% to 75% of the cumulative consolidated net income of the Company and its Subsidiaries (net of cumulative losses) reported in eight consecutive fiscal quarters. For any Distributions made during any other fiscal quarter, the aggregate amount of all such Distributions made during any such fiscal quarter, together with the aggregate amount of all Distributions made in the three fiscal quarters immediately preceding such fiscal quarter, shall not exceed 50% of the amount of the cumulative consolidated net income of the Company and its Subsidiaries (net of cumulative losses) reported in the eight consecutive fiscal quarter period ending with the fiscal quarter immediately preceding the date as of which the applicable Distribution occurred.

The foregoing description of the Fourth Amendment and the original Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, the Third Amendment, Second Amendment, First Amendment, and the original Credit Agreement. A copy of the Fourth Amendment is filed with this report as Exhibit 10.1. A copy of the Third Amendment to the Credit Agreement, which the Company previously determined was not material to the Company, is filed with this report as Exhibit 10.2.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

10.1	Fourth Amendment dated as of November 17, 2005 to Credit Agreement dated July 30, 2003 between Wells Fargo Bank N.A.

10.2	Third Amendment dated as of August 11, 2005 to Credit Agreement dated July 30, 2003 between Wells Fargo Bank N.A.

10.3
Second Amendment dated as of July 11, 2005 to Credit Agreement dated July 30, 2003 between Wells Fargo Bank N.A. (incorporated herein by reference from Exhibit (10.15.1) to the Registrants Form 8-K (File No. 001-12696), filed July 15, 2005).

10.4
First Amendment dated as of August, 1, 2004 to Credit Agreement dated July 30, 2003, between Registrant and Wells Fargo Bank N.A. (incorporated herein by reference from Exhibit (10.15.2) to the Registrant’s Quarterly Report on Form 10-Q (File No. 001- 12696), filed on November 5, 2004).

10.5
Credit Agreement dated as of October 31, 2003 between Registrant and Wells Fargo Bank N.A. (incorporated herein by reference from Exhibit (10.1) of the Registrant's Quarterly Report on Form 10-Q (File No. 001-12696), filed on November 7, 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: November 23, 2005	By:	/s/ Barbara Scherer
Barbara Scherer
Senior Vice President and Chief Financial Officer